EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-151865, 333-140811, 333-105951, 333-45768, 333-01413, 333-164994, 333-183443 and 333-183444 on Form S-8 of our reports dated August 23, 2013, relating to the consolidated financial statements and financial statement schedule of Flexsteel Industries, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Flexsteel Industries, Inc. for the year ended June 30, 2013.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota

August 23, 2013

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